SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 22, 2003

Community National Bancorporation

(Exact name of Registrant as specified in its charter)

Georgia	0-25437	58-1856963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

561 East Washington Avenue – Box 2619
Ashburn, Georgia		31714-2619
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(229) 567-9686

None
(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

     On October 22, 2003, Community National Bancorporation (the “Company”) issued a press release announcing that it has entered into an agreement to sell First National Bank, a national banking association and wholly-owned subsidiary of the Company, to Gulf Atlantic Financial Group, Inc. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release of Community National Bancorporation dated October 22, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY NATIONAL BANCORPORATION

Date: October 22, 2003	By:	/s/ Theron G. Reed

Theron G. Reed
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of Community National Bancorporation dated October 22, 2003.